EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 12, 2019 relating to the consolidated financial statements, financial statement schedule and internal control over financial reporting which appear in eGain Corporation’s Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

February 10, 2020